                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.1

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                           EXCHANGE APPLICATIONS, INC.










                -------------------------------------------------

                          SECURITIES PURCHASE AGREEMENT

                -------------------------------------------------










                                 MARCH 18, 1997











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
                                                  SECURITIES PURCHASE
                                        AGREEMENT dated as March 18, 1997, by
                                        and among EXCHANGE APPLICATIONS, INC., a Delaware corporation (the
                                        "CORPORATION"), GRANT & PARTNERS LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership ("GPLP"), CYRK, INC., a
                                        Delaware corporation ("CYRK"; and
                                        together with GPLP, the "EXISTING
                                        INVESTORS"), INSIGHT VENTURE PARTNERS I,
                                        L.P., a Delaware limited partnership
                                        ("IVP I"), GAP COINVESTMENT PARTNERS,
                                        L.P., a New York limited partnership
                                        ("GCP"), WEXFORD INSIGHT LLC, a Delaware limited liability company ("Wexford"; and together with IVP I and GCP, the "INSIGHT INVESTORS"; and together with the Existing Investors, the
                                        "INVESTORS").


       The Corporation desires to sell to each Insight Investor, and each Insight Investor desires to purchase from the Corporation, shares of the capital stock of the Corporation, on the terms and subject to the conditions set forth herein. In addition, the Corporation desires to repurchase from the Existing Investors, and the Existing Investors desire to sell to the Corporation, the Subject Indebtedness (as defined below). The Corporation and the Investors are referred to herein collectively as the "PARTIES."

       ACCORDINGLY, in consideration of the representations, warranties, agreements, covenants and conditions contained in this Agreement, the Parties hereby agree as follows:

       SECTION 1. FILING OF THE CERTIFICATES.
                  --------------------------

              (a) Prior to the Closing (as defined below), the Corporation shall file with the Secretary of State of the State of Delaware a Certificate of Amendment, in the form of EXHIBIT A hereto (the "CERTIFICATE OF AMENDMENT"), pursuant to which its Certificate of Incorporation as in force and effect immediately prior thereto shall then be amended such that the Conversion Price (as defined therein) applicable to any outstanding shares of the Corporation's Series A Convertible Preferred Stock, $.001 par value (the "OLD PREFERRED STOCK"), shall be fixed at $3.01333.

              (b) Prior to the Closing, but after making the filing described in SECTION 1(a), the Corporation shall file with the Secretary of State of the State of Delaware an Amended and



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Restated Certificate of Incorporation, in the form of EXHIBIT B hereto (the
"AMENDED AND RESTATED CERTIFICATE"), that, among other things, (i) authorizes 10,544,444 shares of Common Stock, $.001 par value (the "COMMON STOCK"), (ii) authorizes 5,455,556 shares of Preferred Stock, $.001 par value (the "PREFERRED STOCK"), of which (A) 2,900,000 shares shall be designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), and (B) 2,555,556 shares shall be designated Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK"), and (iii) sets forth the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Common Stock and the Preferred Stock.

       SECTION 2. AUTHORIZATION AND RESERVATION; ISSUANCE AND SALE; REPURCHASE;
                  -------------------------------------------------------------
CLOSING.
-------

       2.1.   AUTHORIZATION AND RESERVATION.
              -----------------------------

       Subject to the terms and conditions hereof, the Corporation has authorized (i) the issuance of 2,900,000 shares of Series A Preferred Stock (the "CYRK/GPLP PREFERRED SHARES") to the Existing Investors at the Closing, (ii) the issuance and sale of 2,555,556 shares of Series B Preferred Stock (the "INSIGHT PREFERRED SHARES") to the Insight Investors at the Closing, and (iii) the reservation of an aggregate of 2,555,556 shares of Common Stock (the "RESERVED SHARES") for issuance upon the conversion of the Insight Preferred Shares.

       2.2.   ISSUANCE AND SALE OF THE INSIGHT PREFERRED SHARES.
              -------------------------------------------------

              (a) At the Closing, on and subject to the terms and conditions contained herein, the Corporation shall issue, sell and deliver to IVP I, and IVP I shall purchase from the Corporation, upon the terms and subject to the conditions hereinafter set forth, 1,154,775 Insight Preferred Shares for an aggregate purchase price of $1,807,222.88 in cash (or a purchase price of $1.565 per share).

              (b) At the Closing, on and subject to the terms and conditions contained herein, the Corporation shall issue, sell and deliver to GCP, and GCP shall purchase from the Corporation, upon the terms and subject to the conditions hereinafter set forth, 246,006 Insight Preferred Shares for an aggregate purchase price of $384,999.39 in cash (or a purchase price of $1.565 per share).

              (c) At the Closing, on and subject to the terms and conditions contained herein, the Corporation shall issue, sell and deliver to Wexford, and Wexford shall purchase from the Corporation, upon the terms and subject to the conditions hereinafter set forth, 1,154,775 Insight Preferred Shares for an


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


aggregate purchase price of $1,807,222.88 in cash (or a purchase price of $1.565 per share).

       2.3.   REPURCHASE OF THE SUBJECT INDEBTEDNESS
              --------------------------------------

              (a) The Parties acknowledge that the aggregate outstanding indebtedness of the Corporation to the Existing Investors as of the date hereof, together with accrued interest thereon, is set forth on SCHEDULE 2.3 hereto (the "SUBJECT INDEBTEDNESS"), which consists of (i) the indebtedness assumed by the Corporation pursuant to Section 2(b) of the Assignment and Assumption Agreement dated as of November 15, 1996, between the Corporation and GPLP, (ii) the indebtedness evidenced by two promissory notes issued by the Corporation to CYRK, one dated November 15, 1996 and the other dated December 13, 1996 and each in the original principal amount of $200,000 (collectively, the "CYRK NOTES"), and (iii) the indebtedness evidenced by a promissory note issued by the Corporation to GPLP dated November 15, 1996 and in the original principal amount of $301,260 (the "GPLP NOTE").

              (b) At the Closing, on and subject to the terms and conditions contained herein, the Corporation shall repurchase from GPLP, and GPLP shall sell to the Corporation, all of the Subject Indebtedness set forth on SCHEDULE
2.3 as being owed to GPLP by the Corporation, in exchange for the issuance and delivery by the Corporation to GPLP, and the receipt by GPLP from the Corporation, of 377,408 CYRK/GPLP Preferred Shares.

              (c) At the Closing, on and subject to the terms and conditions contained herein, (i) the Corporation shall pay to CYRK in cash $1,000,000 to be applied (A) FIRST, against the accrued and unpaid interest constituting the amount of the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to CYRK by the Corporation, and (B) SECOND, against the outstanding principal amount of the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed CYRK by the Corporation and (ii) the Corporation shall repurchase from CYRK, and CYRK shall sell to the Corporation, all of the remaining Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to CYRK by the Corporation, in exchange for the issuance and delivery by the Corporation to CYRK, and the receipt by CYRK from the Corporation, of 2,522,592 CYRK/GPLP Preferred Shares.

              (d) The Corporation's payment of $1,000,000 to CYRK as described in SECTION 2.3(c)(i) and its issuance and delivery of the CYRK/GPLP Preferred Shares to the Existing Investors, in each case at the Closing pursuant to this SECTION 2, shall be in full satisfaction and payment of any and all obligations or liabilities of the Corporation with respect to the Subject Indebtedness and, upon such issuance, delivery and payment, the Subject Indebtedness shall be deemed to be discharged and satisfied in full.

       2.4.   DELIVERIES AT CLOSING.
              ---------------------

              (a) At the Closing, the Corporation shall deliver to each Insight Investor stock certificates representing the Insight Preferred Shares being acquired by such Insight Investor at the Closing, registered in the name of such Insight Investor, against receipt by the Corporation of a certified or official bank check payable to the Corporation or a wire transfer of immediately available funds to an account designated by the Corporation in an aggregate amount equal to the purchase price for the Insight Preferred Shares being purchased by such Insight Investor hereunder.

              (b) At the Closing, (i) the Existing Investors shall (A) deliver to the Corporation the CYRK Notes and the GPLP Note, each of which shall have been marked "PAID IN FULL" prior to such delivery, and (B) execute and deliver to the Corporation the Pay-off Agreement dated as of the Closing Date by and among the Corporation, GPLP and CYRK (the "PAY-OFF AGREEMENT"), substantially in the form of EXHIBIT C hereto, against (ii) receipt by (A) the Existing Investors of stock certificates delivered by the Corporation representing the CYRK/GPLP Preferred Shares being acquired by the Existing Investors at the Closing and (B) CYRK of certified or official bank checks or wire transfers of immediately available funds to an account designated by CYRK in the aggregate amount of $1,000,000.

       2.5. CLOSING.
            -------

       The closing (the "CLOSING") hereunder with respect to the issuance, sale and delivery of the Insight Preferred Shares and the issuance and delivery of the CYRK/GPLP Preferred Shares and the consummation of the related transactions contemplated by this Agreement and the Related Agreements shall, subject to the satisfaction or waiver of the conditions set forth in SECTIONS 6 and 7, take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 on a business day (the "CLOSING DATE") designated by the Corporation, IVP I and CYRK, which date shall be no later than five Business Days after the date on which all such conditions shall have been satisfied to the satisfaction of, or otherwise waived by, the Parties whose obligations are subject thereto. As used in this Agreement, the term "BUSINESS DAY" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York or Boston, Massachusetts.

       SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.
                  -------------------------------------------------

       The Corporation hereby represents and warrants to the Investors as set forth in the following SECTIONS 3.1 through 3.5 and to the Insight Investors as set forth in the following SECTIONS 3.6 through 3.25:


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       3.1.   ORGANIZATION; GOOD STANDING; QUALIFICATIONS.
              -------------------------------------------

              (a) The Corporation is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Corporation has all requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Corporation is duly qualified and in good standing to do business in the Commonwealth of Massachusetts and every jurisdiction in which such qualification is necessary because of the nature of the property owned, leased or operated by it or the nature of the business conducted by it therein, except where the failure to so qualify would not have a material adverse effect (a "MATERIAL ADVERSE EFFECT") on the business, operations, assets, condition (financial or otherwise), operating results, liabilities, employee relations or business prospects of the Corporation and its Subsidiaries (if any) taken as a whole (each of which jurisdictions is listed on SCHEDULE 3.1 hereto). The Corporation has not conducted its business under any fictitious or other names except those names listed on SCHEDULE 3.1. True and complete copies of the Corporation's Certificate of Incorporation and By-Laws, in each case as amended to and in effect on the date hereof, are attached hereto as SCHEDULE 3.1.1 hereto and SCHEDULE 3.1.2 hereto, respectively. The Corporation has in all material respects performed all of the obligations required to be performed by it to date under its Certificate of Incorporation and By-Laws, in each case as amended to and in effect on the date hereof, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Corporation of its obligations thereunder.

              (b) As used herein, the term "GOVERNMENTAL AUTHORITY" means any court, department, commission, board, bureau, agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local; the term "ORDER" means any judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of any Governmental Authority; and the term "LAWS" means federal, state, local or foreign laws, statutes, rules, directives, ordinances requirements, regulations and Orders of any Governmental Authority.

       3.2.   AUTHORITY OF THE CORPORATION.
              ----------------------------

              (a) The execution, delivery and performance of this Agreement and the Related Agreements to which the Corporation is a party and the consummation by the Corporation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the



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


Corporation and its stockholders, and this Agreement and the Related Agreements to which the Corporation is a party have been duly and validly executed by the Corporation and are valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws now or hereafter in effect, public policy and general principles of equity. The execution, delivery and performance of this Agreement and the Related Agreements to which the Corporation is a party, the consummation by the Corporation of the transactions contemplated hereby and thereby, including the reservation, issuance, sale and delivery, as the case may be, of the GPLP Common Shares (as defined below), CYRK/GPLP Preferred Shares, the Insight Preferred Shares and the Reserved Shares, and the compliance by the Corporation with all of the provisions hereof and thereof shall not (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Corporation, in each case as amended to and in effect on the date hereof, (ii) cause a default or give rise to any right of termination, cancellation or acceleration (whether upon the giving of notice or the lapse of time or both) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument or agreement to which the Corporation is a party or by which the Corporation or any of its properties or assets is or may be bound or affected, except where such defaults, terminations, cancellations or accelerations taken as a whole would not have a Material Adverse Effect on the Corporation and its Subsidiaries (if any) taken as a whole, or (iii) violate any Law applicable to the Corporation or any of its properties or assets. As used herein, the term "PERSON" shall be construed broadly and shall include an individual, corporation, association, partnership, joint venture or entity, organization or Governmental Authority; and the term "SUBSIDIARY" means any Person (other than a natural Person) with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

       3.3.   AUTHORIZATION OF PREFERRED SHARES AND RESERVED SHARES.
              -----------------------------------------------------

       The reservation, issuance, sale and delivery, as the case may be, of the GPLP Common Shares, the CYRK/GPLP Preferred Shares, the Insight Preferred Shares and the Reserved Shares have been duly authorized by all requisite board, stockholder and other corporate action on the part of the Corporation. As of the Closing, the GPLP Common Shares, the CYRK/GPLP Preferred Shares and the Insight Preferred Shares, and, upon their issuance in accordance with the Amended and Restated Certificate, the Reserved Shares, shall be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and, except as contemplated by the Related Agreements, not subject to any Encumbrances or any preemptive




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

rights, rights of first refusal or other similar rights of the stockholders of the Corporation.


       3.4.   NO CONSENT OR APPROVAL REQUIRED.
              -------------------------------

       No consent or approval by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Corporation of this Agreement and the Related Agreements to which the Corporation is a party or the consummation by the Corporation of the transactions contemplated hereby and thereby, including the valid reservation, issuance, sale and delivery, as the case may be, of the GPLP Common Shares, the CYRK/GPLP Preferred Shares, the Insight Preferred Shares and the Reserved Shares, except for stockholder approval of the filings of the Certificate of Amendment and the Amended and Restated Certificate as described in SECTION 1, the filing of any notices subsequent to the Closing that may be required under applicable Federal or state securities Laws (which notices shall be filed on a timely basis following the Closing as so required) and those other consents, approvals, notifications and filings set forth on SCHEDULE 3.4 hereto, which, except as otherwise set forth on SCHEDULE 3.4, have been made or will be obtained prior to the Closing.

       3.5.   CAPITALIZATION.
              --------------

              (a) Immediately upon the consummation at the Closing of the transactions contemplated by this Agreement, the authorized capital stock of the Corporation shall consist of:

                     (i)    10,544,444 shares of Common Stock, of which:

                            (A) 3,867,750 shares shall be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof;

                            (B) 2,555,556 shares shall be duly reserved for issuance upon conversion of the Series B Preferred Stock; and

                            (C) 1,848,388 shares shall be duly reserved for issuance upon the grant of such shares, or the exercise of options granted therefor, pursuant to the 1996 Stock Incentive Plan of the Corporation, as amended to and in effect on the Closing Date; and

                     (ii)   5,455,556 shares of Preferred Stock, of which:



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
                            (A) 2,900,000 shall have been duly designated as Series A Preferred Stock, all of which shares shall have been validly issued and shall be outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and

                            (B)    2,555,556 shares shall have been duly
       designated as Series B Preferred Stock, all of which shares shall have been validly issued and shall be outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and

all such outstanding shares in each case being owned of record by the Persons identified on SCHEDULE 3.5 hereto in the amounts set forth thereon.

              (b) SCHEDULE 3.5 contains a list, as of the date hereof and assuming the consummation at the Closing of all transactions contemplated by this Agreement and the Related Agreements, of all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation or, to the Best Knowledge of the Corporation, any stockholder thereof is or may become obligated to issue, sell or otherwise transfer any shares of capital stock or other securities of the Corporation, which list names all Persons entitled to receive such shares or other securities, indicates whether or not such securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional securities of the Corporation or otherwise and sets forth the shares of capital stock or other securities required to be issued thereunder (calculated after giving effect to all such anti-dilution and other similar adjustments resulting from the issuance of the GPLP Common Shares, the CYRK/GPLP Preferred Shares and the Insight Preferred Shares and the consummation of the transactions contemplated by this Agreement and the Related Agreements).

              (c) Except as set forth on SCHEDULE 3.5 or as contemplated by the Related Agreements, immediately upon consummation at the Closing of the transactions contemplated by this Agreement and the Related Agreements, including the delivery of each of the instruments described in SECTIONS 6 and 7, there shall be, (i) no preemptive or similar rights to purchase or otherwise acquire any shares of the capital stock or other securities of the Corporation pursuant to any provision of Law, the Corporation's Certificate of Incorporation or By-Laws, in each case as amended to and in effect on the date hereof, or any agreement to which the Corporation or, to the Best Knowledge of the Corporation, any stockholder thereof is a party; and (ii) with respect to the sale or voting of any shares of capital stock or other securities of the Corporation (whether outstanding or issuable upon the conversion, exercise or exchange of outstanding securities), no Encumbrance or other restriction (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.), except, in the case of shares of Common Stock previously issued to officers, directors and employees of the Corporation, in favor of the Corporation. As used herein, the term "ENCUMBRANCES" means any of the following: security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements, judgments, or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

              (d) All shares of the capital stock and other securities issued by the Corporation prior to the Closing have been issued in transactions exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder and all applicable state securities or "BLUE SKY" Laws. The Corporation has not violated the Securities Act or any applicable state securities or "BLUE SKY" Laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing.

       3.6.   EQUITY INVESTMENT.
              -----------------

       The Corporation has never owned, nor does it presently own, any capital stock or other equity interest in any corporation, association, trust, partnership, joint venture or other person.

       3.7.   FINANCIAL STATEMENTS.
              --------------------

              (a) SCHEDULE 3.7 hereto contains the following financial statements: the audited balance sheet (the "LATEST BALANCE SHEET") of the Corporation dated as of December 31, 1996 (the "LATEST BALANCE SHEET DATE") and the related audited statements of income, retained earnings and cash flows for the fiscal year ended December 31, 1996, together with the accompanying supplementary information and report of the auditor thereof (collectively, the "FINANCIAL STATEMENTS").

              (b) Each of the Financial Statements (A) has been prepared in accordance with the books and records of the Corporation (which have been maintained in accordance with good business practices and are true and complete, in each case in all material respects), (B) is materially true and correct, (C) fairly presents the financial condition, results of income, retained earnings and cash flow which it purports to present as of the date thereof and for the periods indicated thereon and (D) except as described therein or in the footnotes thereto, has been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") throughout the periods covered thereby. Except as set forth in the

Financial Statements or in the footnotes thereto or as required by applicable Law or GAAP, there has been no change in (i) any accounting principle, procedure or practice followed by the Corporation or (ii) the method of applying any such principle, procedure or practice.

       3.8.   ABSENCE OF UNDISCLOSED LIABILITIES AND OBLIGATIONS.
              --------------------------------------------------

       The Corporation has no liabilities or obligations on the date hereof not disclosed on or reflected in the Latest Balance Sheet, except for (i) liabilities or obligations incurred after the Latest Balance Sheet Date in the ordinary course of business consistent with past practice (none of which relates to any breach of contract, default, breach of warranty, tort, infringement, violation of Law or Proceeding) none of which has had, or is reasonably likely to have, a Material Adverse Effect on the Corporation and its Subsidiaries (if any) taken as a whole, (ii) liabilities or obligations which would not be required to be disclosed on or reflected in a balance sheet prepared in accordance with GAAP on the date hereof, and (iii) liabilities or obligations incurred after the Latest Balance Sheet Date and set forth on SCHEDULE 3.8 hereto. All reserves set forth on the Latest Balance Sheet were adequate for the purposes indicated therein at the Latest Balance Sheet Date, and, to the Best Knowledge of the Corporation, continue to be adequate for the purposes indicated therein as of the date hereof. There are no "LOSS CONTINGENCIES" (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest Balance Sheet.

       3.9.   EVENTS SUBSEQUENT TO THE LATEST BALANCE SHEET.
              ---------------------------------------------

                     (a) Except as set forth on SCHEDULE 3.9 hereto and the transactions contemplated by this Agreement and the Related Agreements, since the Latest Balance Sheet Date, the Corporation has been operated in the ordinary course of business consistent with past practice and there has not been:

              (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation;

              (ii) any obligation, liability or indebtedness (whether absolute, accrued, contingent or otherwise and whether due or to become due) in excess of $10,000 incurred, or any transaction, contract or commitment entered into, amended or terminated, with respect to the Corporation, other than items incurred or entered into on an arms' length basis in the ordinary course of business of the Corporation and consistent with past practice;

              (iii) any acceleration, payment, discharge or satisfaction by the Corporation of any liability, obligation, claim, lien or encumbrance (whether fixed or contingent, matured or unmatured) in excess of $10,000, except on an arms' length basis in the ordinary course of business and consistent with past practice;

              (iv) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Corporation, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature to any Affiliate of the Corporation whether or not on or with respect to the any shares of capital stock of the Corporation owned by such Affiliate;

              (v) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock of the Corporation or securities convertible into or exercisable or exchangeable for such capital stock, except commitments by the Corporation to employees thereof to issue options to purchase shares of Common Stock pursuant to the Corporation's 1996 Stock Incentive Plan, as set forth in the offer letters from the Corporation to such employees copies of which have been delivered by the Corporation to the Insight Investors;

              (vi) any license, sale, transfer, pledge, mortgage, or other disposition of any tangible or intangible asset of the Corporation, except on an arms' length basis in the ordinary course of business and consistent with past practice;

              (vii) any extraordinary increase in the compensation paid or payable to any stockholder, director, officer, employee, agent or Affiliate of, or consultant to, the Corporation, or any loan to any of the foregoing Persons, or any agreement or commitment therefor (other than advances to such Persons in the ordinary course of business consistent with past practice in connection with travel and travel-related expenses);

              (viii) any change in the Tax or other accounting methods or practices followed by the Corporation or any change in depreciation or amortization policies or rates previously adopted;

              (xi) any damage, destruction or loss (whether or not covered by insurance) in excess of $10,000 affecting any asset or property of the Corporation; or

              (x) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing CLAUSES (ii) through (viii).

                     (b) As used herein, the term "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.

       3.10.  TITLE TO ASSETS, PROPERTIES AND RIGHTS.
              --------------------------------------

       The Corporation has good and marketable title to all the properties and interests in properties and assets, whether personal or mixed, reflected as being owned by the Corporation on the Latest Balance Sheet or acquired subsequent thereto (except for those properties or interests subsequently disposed of in the ordinary course of business), free and clear of all Encumbrances, except for (i) those Encumbrances set forth on SCHEDULE 3.10 hereto, (ii) liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books and records of the Corporation, and (iii) mechanics', landlord's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent. The assets, properties and rights of the Corporation reflected as being owned on the Latest Balance Sheet or acquired after the date thereof or leased for use by the Corporation are in all material respects in good operating condition and repair (normal wear and tear excepted), are suitable in all material respects for the uses for which they are used in the Corporation's business, are not subject to any condition which interferes with the use thereof in any material respect, and constitute all assets, properties and rights necessary to permit the Corporation to carry on its business after the Closing as generally conducted by the Corporation prior thereto.

       3.11.  INTELLECTUAL PROPERTY.
              ---------------------

              (a)    Except as set forth on SCHEDULE 3.11 hereto:

                     (i) the Corporation owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the business of the Corporation (collectively, the "OWNED REQUISITE RIGHTS"), other than those Intellectual Property Rights for which the Corporation has a valid license (collectively, the "LICENSED REQUISITE RIGHTS"; and together with the Owned Requisite Rights, the "REQUISITE RIGHTS");

                     (ii) the Requisite Rights are sufficient in all material respects for the conduct of the business of the

       Corporation as currently conducted or as contemplated to be conducted;

                     (iii) to the Best Knowledge of the Corporation, there are no royalties, honoraria, fees or other payments payable by the Corporation to any Person by reason of the ownership, use, license, sale or disposition of the Requisite Rights;

                     (vi) to the Best Knowledge of the Corporation, no activity, service or procedure currently conducted or proposed to be conducted by the Corporation violates or shall violate any contract, instrument, license, commitment, lease or similar document of the Corporation with any third Person relating to any Intellectual Property Rights, or infringe any Intellectual Property Rights of any other Person;

                     (v) the Corporation has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers, directors and employees of and consultants to the Corporation and other Persons with access to or knowledge of confidential information of the Corporation) designed to safeguard and maintain (i) the secrecy and confidentiality of confidential information of the Corporation and (ii) the proprietary rights of the Corporation in all Requisite Rights;

                     (vi) to the Best Knowledge of the Corporation, the Corporation has not interfered with, infringed upon, misappropriated or otherwise come into conflict in any material respect with any Intellectual Property Rights of any Person or committed any acts of unfair competition, and the Corporation has not received from any Person any written notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use; and

                     (vii) the Corporation has not sent to any Person or otherwise communicated to any Person, any written notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of the Corporation by such other Person or any acts of unfair competition by such other Person with respect to the Corporation, nor, to the Best Knowledge of the Corporation, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

              (b) 3.11 contains a true and complete list of all applications, filings and registrations pursuant to any Laws and any licenses made, taken or obtained by the Corporation, in each case to acquire, perfect, or protect its interest in its Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, servicemarks and servicemark applications.

              (c) As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, copyrights, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, trade dress and logos.

              (d) To the Best Knowledge of the Corporation, the Corporation's VALEX software product shall function without any material interruption or required updates caused by the necessity to compare date information prior to and after the change of the century (PROVIDED, HOWEVER, no representation or warranty is being made by the Corporation pursuant to this SECTION 3.11(d) as to any operating system on which the VALEX software product may be used or any component part of the VALEX software product not developed by the Corporation).

       3.12.  DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS.
              ----------------------------------------------

       Except as set forth on SCHEDULE 3.12 hereto, to the Best Knowledge of the Corporation, no third party has asserted or threatened to assert any valid claim against the Corporation or any present stockholder, director, officer or employee of, or consultant to, the Corporation, involving (i) the employment by, or association with, the Corporation, of any of the foregoing Persons or (ii) the use, in connection with the business of the Corporation or any of the foregoing Persons of any information which the Corporation or any such Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

       3.13.  ERISA PLANS AND CONTRACTS.
              -------------------------

              (a) Corporation does not maintain nor is it a party to (or ever maintained or was a party to) any "EMPLOYEE WELFARE BENEFIT PLAN", as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers' compensation, unemployment compensation and other government programs, under which the Corporation has any present or future obligation or liability. The Corporation does not maintain nor is it a party to (or ever maintained or was a party to) any "EMPLOYEE PENSION BENEFIT PLAN", as defined in Section

3(2) of ERISA, and the Corporation does not contribute to any "MULTIEMPLOYER PLAN" as defined in Section 3(37) of ERISA.

              (b) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Corporation that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE") (other than potentially on the acceleration of stock options or the vesting of restricted stock upon a change of control).

       3.14.  AGREEMENTS, ETC.
              ---------------

              (a) SCHEDULE 3.14 hereto contains a true and complete list and brief description of all contracts, agreements, commitments and other instruments (whether written or oral) to which the Corporation is a party (other than this Agreement and the Related Agreements) and (x) which were entered into or made outside the ordinary course of business or (y) which were entered into or made in the ordinary course of business and are described in CLAUSES (i) through (xvi) of this SECTION 3.14. Except as set forth on SCHEDULE 3.14, the Corporation is not a party to any of the following, whether written or oral:

                     (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other contract relating to the payment of aggregate commissions in excess of $10,000;

                     (ii) contract for the future purchase of products, equipment or services which is not terminable by the Corporation without aggregate cost, forfeiture or other liability in excess of $30,000 individually or $100,000 in the aggregate for all such contracts;

                     (iii) contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant relating to the payment of aggregate consideration or severance in excess of $50,000 (other than the Employment Agreement dated as of November 15, 1996, between the Corporation and Andrew J. Frawley and offer letters from the Corporation to employees thereof (which are listed on SCHEDULE 3.14 and copies of which have been delivered by the Corporation to the Insight Investors);

                     (iv) formal or informal profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant, whether or not subject to ERISA;

                     (v) indenture, mortgage, promissory note, loan agreement, pledge agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                     (vi) contract or commitment for capital expenditures in excess of $10,000 (excluding contracts or commitments for the purchase of office equipment and personal computers in the ordinary course of business);

                     (vii) agreement or arrangement for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business;

                     (viii) lease or other agreement pursuant to which it is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or similar personal property owned by any other Person;

                     (ix) contract with respect to the lending or investing of funds in excess of $10,000;

                     (x) confidentiality or nondisclosure contract with any Person (other than an Investor) who or which has (i) made or proposed to make a financial investment in the Corporation in order to receive from the Corporation goods, services, technology, expertise or other value in addition to a monetary return on any such financial investment or (ii) proposed to acquire the Corporation through a Sale of the Corporation (as defined in the Stockholders Agreement);

                     (xi) contract or commitment to issue or sell any securities of the Corporation (excluding any offer letter from the Corporation to an employee thereof a copy of which has been delivered by the Corporation to the Insight Investors);

                     (xii) contract which restricts the Corporation from engaging in any aspect of its business anywhere in the world;

                     (xiii) contract or group of related contracts with the same Person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $10,000;

                     (xiv) contract (x) that is not terminable by either party thereto without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $20,000 or (y) that involves aggregate consideration in excess of $25,000 (excluding in the case of CLAUSES (x) and (y) above any purchase order entered into in the ordinary course of business which is to be completed within six months of entering into such purchase order);

                     (xv)   contract with any Affiliate of the Corporation; or

                     (xvi) other contract material to the business of the Corporation.

              (b) To the Best Knowledge of the Corporation, all items listed on SCHEDULE 3.14 are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. The Corporation has in all material respects performed all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Corporation or any other party to any of the foregoing of their respective obligations thereunder, except where such actual or potential default has not had, and in the future is not reasonably likely to have, a Material Adverse Effect on the Corporation and its Subsidiaries (if any) taken as a whole. The Corporation has previously furnished to the Insight Investors true, complete and correct copies of all written items listed on SCHEDULE 3.14 and SCHEDULE 3.14 contains complete descriptions of all oral items listed on
SCHEDULE 3.14. No consent or approval by, or any notification or filing with, any party to any of the agreements listed on SCHEDULE 3.14 is required in connection with the execution, delivery and performance by the Corporation of this Agreement or any of the Related Agreements or the consummation by the Corporation of the transactions contemplated hereby or thereby, except for those consents, approvals, notifications or filings set forth on SCHEDULE 3.14, which, except as set forth on SCHEDULE 3.14, have been or shall be made or obtained prior to the Closing.

        3.15.  COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.
               ---------------------------------------

              (a) The Corporation (i) has complied with, and is in compliance with, in all respects all Laws (including all Environmental and Safety Requirements) applicable to it and its business (including, but not limited to, any and all Laws relating in any manner to the environment or the generation, treatment, storage, recycling, transportation, release or disposal of any materials into the environment), except where such noncompliance has not had, and is reasonably likely not to have, a Material Adverse Effect on the Corporation and its

Subsidiaries (if any) taken as a whole, and (ii) has all federal, state, local and foreign governmental licenses and permits (collectively, "PERMITS") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Corporation, threatened to revoke or limit any thereof. SCHEDULE 3.15 hereto contains a true and complete list of (i) all such Permits and (ii) all Orders under which the Corporation is operating or bound. The Corporation has performed in all material respects all of the obligations required to be performed by it to date under all applicable Laws, Permits and Orders, and there exists no condition, or any event which upon the giving of notice or the passage of time, or both, would constitute a violation of any of such Laws, Permits or Orders, except where such violation is not reasonably likely to have a Material Adverse Effect on the Corporation and its Subsidiaries (if any) taken as a whole.

              (b) The Corporation is not responsible, or potentially responsible, for the remediation or cost of remediation of wastes, substances or materials at, on or beneath any facilities or at, on or beneath any land adjacent thereto or in connection with any site or location, wherever located (including any well, tank, pit, sump, pond, lagoon, tailings pile, spoil pile, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container), where pollutants, contaminants or hazardous or toxic wastes, substances or materials have been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located. The Corporation is not liable, directly or indirectly, in connection with any release by it of hazardous substance into the environment nor do there exist any facts upon which a finding of such liability could be based.

              (c) As used herein, the term "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all Laws (including, but not limited to, common law), and all contractual obligations concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, 42 U.S.C. sec. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. sec. 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. sec. 1804 et seq., the

Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

       3.16.  LABOR RELATIONS; EMPLOYEES.

       Except as set forth on SCHEDULE 3.16 hereto, (i) the Corporation is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees,
(ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Best Knowledge of the Corporation, threatened against or involving the Corporation and (iii) the Corporation is not a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration Proceeding arising out of or under a collective bargaining agreement is pending and, to the Best Knowledge of the Corporation, no such claim has been asserted. To the Best Knowledge of the Corporation, the Corporation has not experienced, and is not experiencing, any material labor relations problems.

       3.17.  LITIGATION.

       Except as set forth on SCHEDULE 3.17 hereto, there are (i) no Proceedings at law or in equity or by or before any Governmental Authority now pending or, to the Best Knowledge of the Corporation, threatened against, or affecting the assets or properties of, the Corporation, nor, to the Best Knowledge of the Corporation, does there exist any basis for any such pending or threatened Proceedings; (ii) customer claims of any nature against the Corporation in excess of $10,000, nor does there exist any basis therefor; or (iii) Orders of any Governmental Authority identifying the Corporation. As used herein, the term "PROCEEDING" means any action, suit, complaint, charge, hearing, inquiry, investigation or legal or administrative or arbitration proceeding.

       3.18. TAX MATTERS.

              (a) Except as set forth on SCHEDULE 3.18 hereto, the Corporation has (i) filed all returns, declarations of estimated Tax, Tax reports, information returns and statements (collectively, the "RETURNS") required to be filed by it prior to the Closing (other than those for which extensions shall have been granted prior to the Closing) relating to any Taxes with respect to any income, properties or operations of the Corporation prior to the Closing; (ii) as of the time of filing, the Returns were complete and correct in all material respects and the Corporation has paid all Taxes shown on the Returns to be due; (iii) the Corporation has timely paid or made provisions for all Taxes payable for any period that ended on or before the Closing and for any period that began on or before the Closing and ends after the Closing, to the extent such Taxes are attributable to the portion of any such period ending on the Closing; (iv) the Corporation is not delinquent in the payment of any Taxes, nor has requested any extension of time within which to file any Return, which Return has not since been filed; (v) there are no pending Tax audits of any Returns of the Corporation; (vi) no Tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Corporation has been proposed, asserted or assessed in writing against the Corporation; (vii) the Corporation has not granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of the Corporation; (viii) the Corporation has not been a personal holding company within the meaning of Section 542 of the Code; and (ix) the Corporation has not made any election under Section 341(f) of the Code.

              (b) As used herein, the term "TAX" means any of the Taxes, and the term "TAXES" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in CLAUSE (i) above as a result of being a "TRANSFEREE" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person or a member of an affiliated or combined group.

       3.19. RELATED TRANSACTIONS.

       Except for this Agreement and the Related Agreements, except as set forth on SCHEDULE 3.19 hereto and in the Financial Statements and the footnotes thereto and except for compensation to regular employees of the corporation for services rendered, no current or former Affiliate of the Corporation is presently (i) a party to any transaction with the Corporation (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate) or (ii) to the Best Knowledge of the Corporation, the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Corporation (other than non-affiliated holdings in publicly held companies), nor, to the Best Knowledge of the Corporation, does any such Person receive income from any source other than the Corporation which relates to the business of, or should properly accrue to, the Corporation. Except as set forth on SCHEDULE

3.19, the Corporation is not a guarantor or otherwise liable for any actual or potential liability or obligation, whether direct or indirect, of the Corporation or any of its affiliates.

       3.20.  OFFERING EXEMPTION.
              ------------------

       Based in part upon the accuracy of the representations of the Investors in SECTION 4.2, the offering, sale, issuance and delivery, as the case may be, of the GPLP Common Shares, the CYRK/GPLP Preferred Shares, the Insight Preferred Shares and the Reserved Shares are, or, as of the date of issuance, shall be, exempt from registration under the Securities Act and the rules and regulations promulgated thereunder, and such offering, sale, issuance and delivery, as the case may be, is, or, as of the date of issuance, shall be, also exempt from registration under applicable state securities and "BLUE SKY" Laws. The Corporation has made or shall make all requisite filings and has taken or shall take all action necessary to be taken to comply with such state securities or "BLUE SKY" Laws.

       3.21.  BROKERS.
              -------

Neither the corporation nor any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this agreement or any of the Related Agreements.

       3.22.  REGISTRATION RIGHTS.
              -------------------

            Except as contemplated by the Registration Rights Agreement (as defined below), no Person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of common stock or any other securities (including debt securities) of the Corporation.

       3.23.  INSURANCE.
              ---------

       All of the insurable properties of the Corporation are insured for its benefit in amounts and against all risks that are normal and customary for Persons conducting similar businesses and operating similar properties in the localities where the business of the Corporation is conducted and the properties of the Corporation are located, under policies in effect and issued by insurers of recognized responsibility.

       3.24.  USE OF PROCEEDS.
              ---------------

       Unless otherwise consented to by the Investors, of the proceeds received by the Corporation from the sale of the Insight Preferred Shares, (i) at the Closing, (w) $1,000,000 shall be paid by the Corporation to CYRK pursuant to SECTION 2.3(c)(i), FIRST, in satisfaction of accrued and unpaid interest constituting the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to CYRK by the Corporation, and SECOND, in consideration of the Corporation's repurchase of outstanding principal amount of the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to CYRK by the Corporation, (x) $350,000 shall be disbursed by the Corporation to Exchange Marketing Group, LLC, a Massachusetts limited liability company ("NEWCO"), in accordance with the terms and conditions of the Newco Note (as defined below), (y) up to $30,000 shall be paid by the Corporation in accordance with the terms and conditions of SECTION 9(a)(ii) and (z) $250,000 shall be delivered by the Corporation to CYRK, by wire transfer, to be held as a deposit by CYRK, in trust for the Corporation, to back up CYRK's reimbursement obligations in respect of CYRK's letter of credit, in the face amount of $250,000, securing the Office Lease dated as of July 9, 1996 and (ii) after the Closing, the remainder of such proceeds shall be used for the general corporate purposes of the Corporation, including the payment of expenses accrued in connection with the consummation of the transactions contemplated hereby and by the Related Agreements.

       3.25.  DISCLOSURE.
              ----------

Neither this Agreement or any of the Related Agreements or any of the SCHEDULES or EXHIBITS thereto or thereto, nor any other written material delivered to the Insight Investors, when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To the Best Knowledge of the Corporation, there is no fact, circumstance or condition which has had, or in the future is reasonably likely to have, a Material Adverse Effect on the Corporation and its Subsidiaries (if any) taken as a whole which has not been set forth in this Agreement, the Related Agreements or in the SCHEDULES or the EXHIBITS hereto or thereto.

       SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.
                  -----------------------------------------------

       Each Investor represents and warrants to the Corporation as to itself severally, and not jointly as to the other Investors, as follows:

       4.1.   AUTHORIZATION OF THIS AGREEMENT AND THE RELATED AGREEMENTS.
              ----------------------------------------------------------

       Such Investor has all requisite power to execute, deliver and perform this Agreement and the Related Agreements to which such Investor is a party and the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and the Related Agreements to which such Investor is a party have been duly authorized by all requisite action by such Investor and constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws now or hereafter in effect and public policy and subject to general principles of equity.

       4.2.   INVESTMENT REPRESENTATIONS.
              --------------------------

              (a) Such Investor is acquiring the GPLP Common Shares, the Insight Preferred Shares or CYRK/GPLP Preferred Shares to be acquired by such Investor hereunder and, in the event that such Investor should acquire any Reserved Shares, shall be acquiring such Reserved Shares, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities Laws.

              (b) Such Investor understands that (i) the GPLP Common Shares, the Insight Preferred Shares or CYRK/GPLP Preferred Shares to be acquired by such Investor hereunder have not been, and that the Reserved Shares shall not be, registered under the Securities Act or applicable state securities Laws, by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act and applicable state securities Laws and (ii) any GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares acquired by such Investor must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities Laws or is exempt from registration.

              (c) Each Investor further understands that, with respect to any GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares acquired by such Investor, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales only in limited amounts.

              (d) Such Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement or any of the Related Agreements.

              (e) Such Investor is an "ACCREDITED INVESTOR" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Corporation has made available to such Investor or its representatives all agreements, documents, records and books that such Investor has requested relating to an investment in the GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares being acquired by such Investor. Such Investor has had an opportunity to ask questions of, and receive answers from, a Person or Persons acting on behalf of the Corporation, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Investor. No oral representations have been made or furnished to, or relied on by, such Investor or its representatives in connection with an investment in any GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

       SECTION 5. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE EXISTING
                  ---------------------------------------------------------
INVESTORS.
---------

       Each Existing Investor represents and warrants to the Corporation as to itself severally, and not jointly as to the other Existing Investor, as follows:

              (a) Such Existing Investor is the lawful record and beneficial owner of all of the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to such Existing Investor by the Corporation, with good and marketable title thereto, free and clear of any Encumbrances, with all other incidents of ownership pertaining thereto, and has the absolute right and power to transfer, in the case of GPLP, the GPLP Notes, and, in the case of CYRK, the CYRK Note, to the Corporation and all rights and benefits incident to the ownership thereof.

              (b) There are no outstanding options, warrants or rights to purchase or acquire any of the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to such Existing Investor by the Corporation. No interest in or rights under any of the Subject Indebtedness set forth on SCHEDULE 2.3 as being owed to such Existing Investor by the Corporation has been sold, assigned or otherwise transferred by such Existing Investor to any other Person. After giving effect to the transactions contemplated hereby and by the Related Agreements to be consummated at the Closing, neither such Existing Investor nor any Affiliate thereof shall have any claims against the Corporation in respect of indebtedness for borrowed money (whether due or to become due) or any interest on or fees or other amounts due in respect of any such indebtedness for borrowed money.

              (c) Such Existing Investor acquired, in the case of CYRK, the CYRK Notes and, in the case of GPLP, the GPLP Note in one or more transactions exempt from registration under the Securities Act and in compliance with all applicable state securities Laws. Except as contemplated by the Related Agreements, upon the consummation at the Closing of the transactions contemplated by this Agreement, neither such Existing Investor nor any Affiliate thereof shall have any right whatsoever to receive or acquire any additional capital stock or other securities of the Corporation.

       SECTION 6. CONDITIONS PRECEDENT TO THE INVESTORS' OBLIGATIONS AT THE
                  ---------------------------------------------------------
CLOSING.
-------

       The several obligations of the Investors to perform this Agreement are subject to the satisfaction of the following conditions precedent:

       6.1.   REPRESENTATIONS AND WARRANTIES.
              ------------------------------

              (a) With respect to the Existing Investors, the representations and warranties of the Corporation set forth in SECTIONS 3.1 through 3.5 shall
(i) if not qualified by materiality, be true and complete in all material respects and (ii) if qualified by materiality, be true and complete in all respects, in each case on the date hereof and at and as of the Closing Date as though then made.

              (b) With respect to the Insight Investors, the representations and warranties of the Corporation set forth in SECTION 3 (i) which are not qualified by materiality shall be true and complete in all material respects and
(ii) which are qualified by materiality shall be true and complete in all respects, in each case on the date hereof and at and as of the Closing Date as though then made.

       6.2.   PERFORMANCE OF OBLIGATIONS.
              --------------------------

       The Corporation shall have performed and complied in all material respects with all agreements, obligations and conditions required to be performed or complied with by the Corporation under this Agreement.

       6.3.   AUTHORIZATION.
              -------------

       All action necessary to authorize the execution, delivery and performance by the Corporation of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, and the Corporation shall have full power and right to consummate the transactions contemplated hereby and thereby.

       6.4.   OPINION OF COUNSEL.
              ------------------

The Investors shall have received an opinion dated the Closing Date and addressed to the investors of Bingham, Dana & Gould LLP, counsel to the Corporation, in form and substance reasonably acceptable to the Investors.

       6.5.   CONSENTS AND APPROVALS.
              ----------------------

       All corporate, stockholder and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the issuance, sale, execution, delivery and performance by the Corporation of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, including the reservation, issuance, sale and delivery, as the case may be, of the GPLP Common Shares, CYRK/GPLP Preferred Shares, the Insight Preferred Shares and the Reserved Shares, shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under applicable Federal or state securities Laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to the Investors. The Investors shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

       6.6.   FILING OF THE CERTIFICATE OF AMENDMENT.
              --------------------------------------

       The Certificate of Amendment shall have been filed by the Corporation with and accepted by the Secretary of State of the State of Delaware (and evidence of such filing and acceptance, in form satisfactory to the Investors, shall have been delivered to the Investors).

       6.7.   CONVERSION OF THE OLD PREFERRED STOCK.
              --------------------------------------
       Following the satisfaction of the condition precedent set forth in
SECTION 6.6 but prior to any subsequent amendment or modification of the Corporation's Certificate of Incorporation, the Existing Investors shall have delivered to the Corporation the stock certificate or certificates representing all of the outstanding shares of Old Preferred Stock of which they are the holders, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice, in form and substance satisfactory to the Corporation (and evidence of such satisfaction shall have been delivered to the Insight Investors), stating that the Existing Investors thereby elect to convert, effective immediately, all of such shares into shares (the "GPLP COMMON SHARES") of Common Stock and, pursuant to the Corporation's Certificate of Incorporation as amended to such time and then in full force and effect, such conversion shall have been deemed to be effected.

       6.8.   FILING OF THE AMENDED AND RESTATED CERTIFICATE.
              ----------------------------------------------

       Following the conversion by the Existing Investors of any outstanding shares of Old Preferred Stock held by them into shares of Common Stock, the Amended and Restated Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware (and evidence of such filing and acceptance, in form satisfactory to the Investors, shall have been delivered to the Investors) and shall not in any respect have been amended or modified or rescinded or revoked.

       6.9.   RESIGNATIONS.
              ------------

       The Corporation shall have received resignations from Michael Feldman ("FELDMAN") and each of the corporation's employees (together with Feldman, collectively, the "Departing Employees") presently engaged in the provision of marketing consulting services, who are listed on SCHEDULE 6.9, (and evidence of such resignations, in form and substance satisfactory to the investors, shall have been delivered to the investors).

       6.10.  AMENDMENT OF 1996 STOCK INCENTIVE PLAN.
              --------------------------------------

       The 1996 Stock Incentive Plan of the Corporation shall have been amended to provide that, notwithstanding anything contained therein to the contrary, subject to the completion of the Closing, the aggregate number of shares of Common Stock that may be issued after the Closing pursuant thereto shall be 1,848,388.

       6.11.  GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.
              ----------------------------------------

       All consents, authorizations, orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third party, including, without limitation, any Governmental Authority which are required for or in connection with the execution and delivery by the Parties of this Agreement and the Related Agreements to which they may be parties and the consummation by the Parties of the transactions contemplated hereby and thereby shall have been obtained or made, in form and substance satisfactory to the Investors and shall be in full force and effect.

       6.12.  DUE DILIGENCE.
              -------------

       The Investors shall be satisfied in their sole discretion with the results of their business, legal, environmental and accounting due diligence investigation and review of the corporation and its business, properties and assets.

       6.13.  LAWS; PROCEEDINGS.
              -----------------

No Law shall have been enacted and no Proceeding shall be pending, the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated by this Agreement or any of the Related Agreements or any of the conditions to the consummation of the transactions contemplated hereby or thereby or to prohibit, restrict or otherwise impair the ability of the investors to own equity Interests in the Corporation.

       6.14.  BOARD AND GENERAL PARTNER APPROVALS.
              -----------------------------------

       The Investors each shall have obtained all requisite approvals from any governing body thereof for the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

       6.15.  RELATED AGREEMENTS.
              ------------------

       Each of the following agreements (the "RELATED AGREEMENTS") shall have been executed and delivered by the parties thereto (excluding any Investor a party thereto whose execution and delivery of such agreement would otherwise be a condition precedent to the performance of its own obligations hereunder) and the transactions contemplated by the Related Agreements consummated or effected, as the case may be, in accordance with the terms thereof:

              (a) the Registration Rights Agreement dated as of the Closing Date (the "REGISTRATION RIGHTS AGREEMENT"), among the Corporation and the Investors (as defined therein), substantially in the form of EXHIBIT D hereto;

              (b) the Stockholders Agreement dated as of the Closing Date (the "STOCKHOLDERS AGREEMENT"), among the Corporation and the Stockholders (as defined therein), substantially in the form of EXHIBIT E hereto;

              (c) the Operating Agreement of Newco, dated as of the Closing Date, among the persons named on Schedule A thereto, in form and substance reasonably acceptable to the Corporation and the Investors;

              (d) the Promissory Note dated as of the Closing Date (the "NEWCO NOTE"), issued by Newco to the Corporation in the original principal amount of $350,000, in form and substance reasonably acceptable to the Corporation and the Investors;

              (e) the Intellectual Property License Agreement dated as of the Closing Date, between GPLP and Newco, in form and substance reasonably acceptable to the Corporation and the Investors;

              (f) the Consulting Agreement dated as of the Closing Date, between the Corporation and Newco, in form and substance reasonably acceptable to the Corporation and the Investors;

              (g) the Non-Recourse Pledge Agreement dated as of the Closing Date, among Feldman and the Corporation, in form and substance reasonably acceptable to the Corporation and the Investors;

              (h) a Termination and Release Agreement dated as of the Closing Date, by each Departing Employee in favor of the Corporation, in form and substance reasonably acceptable to the Corporation and the Investors;

              (i)    the Pay-off Agreement; and

              (j) a Nondisclosure Agreement dated as of the Closing Date, among the Corporation and each of the Investors, in form and substance reasonably acceptable to the Corporation and such Investor.

       6.16.  RELATED CERTIFICATES.
              --------------------

       Each of the following certificates (the "RELATED CERTIFICATES") shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                     (i) certificate of the secretary of the Corporation, certifying (i) that true and complete copies of the Corporation's Certificate of Incorporation and By-Laws as amended to and in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement or any of the Related Agreements on behalf of the Corporation; and (iii) the genuineness of the resolutions of the board of directors of the Corporation (the "BOARD") authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby;

                     (ii) certificates of the secretaries of state of the States of Delaware and Massachusetts dated as of the Closing Date, certifying as to the corporate good standing of the Corporation;

                     (iii) a certificate signed by a principal executive officer of the Corporation, on behalf of the Corporation, dated as of the Closing Date, addressed to the Existing Investors and certifying as to the fulfillment of the conditions set forth in SECTION 6.1(a), SECTIONS
       6.2 through 6.10 and SECTIONS 6.15 and 6.16 (but not as to the execution and delivery by any of the Investors of any Related Agreements); and

                     (iv) a certificate signed by a principal executive officer of the Corporation, on behalf of the Corporation, dated as of the Closing Date, addressed to the Insight Investors and certifying as to the fulfillment of the conditions set forth in SECTIONS 6.1(b) through 6.10 and SECTIONS 6.15 and 6.16 (but not as to the execution and delivery by any of the Investors of any Related Agreements).

       SECTION 7. CONDITIONS PRECEDENT TO THE CORPORATION'S OBLIGATIONS AT THE
                  ------------------------------------------------------------
CLOSING.
-------

       The obligation of the Corporation to issue and sell Preferred Shares to each Investor at the Closing is subject to the following conditions precedent:

       7.1.   REPRESENTATIONS AND WARRANTIES.
              ------------------------------

       The representations and warranties made by such Investor and set forth in SECTIONS 4 or 5, as the case may be, shall (i) if not qualified by materiality, be true, correct and complete in all material respects and (ii) if qualified by materiality, be true, correct and complete in all respects, in each case on the date hereof and at and as of the Closing Date as though then made.

       7.2.   PERFORMANCE OF OBLIGATIONS.
              --------------------------

       Such Investor shall have performed and complied in all material respects with all agreements, obligations and conditions required to be performed or complied with by such Investor under this Agreement.

       7.3.   RELATED AGREEMENTS.
              ------------------

       Each of the Related Agreements shall have been executed and delivered by the parties thereto (other than the Corporation) and the transactions contemplated thereby consummated or effected, as the case may be, in accordance with the terms thereof.

       7.4.   RELATED CERTIFICATES.
              --------------------

       Each of the Related Certificates shall have been executed and/or delivered, as the case may be, by the Person (other than the Corporation) who or which is the subject thereof.

       SECTION 8. ADDITIONAL AGREEMENTS OF THE PARTIES.
                  ------------------------------------

       8.1.   EFFORTS TO CONSUMMATE.
              ---------------------

       Each Party shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Laws, in order to consummate the transactions contemplated by this Agreement and the Related Agreements.

       8.2.   FINANCIAL INFORMATION.
              ---------------------

              (a) The Corporation shall furnish to each Investor the following reports:

                     (i) As soon as practicable after the end of each fiscal year of the Corporation, and in any event within 90 days thereafter, consolidated balance sheets of the Corporation and its Subsidiaries (if any) as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in cash flow of the Corporation and its Subsidiaries for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year and the budgeted figures for the current fiscal year, all in reasonable detail and audited by independent public accountants of national standing commonly known as "BIG 6" accountants selected by the Corporation.

                     (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation and in any event within 45 days thereafter, a consolidated balance sheet of the Corporation and its Subsidiaries (if any) as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in cash flow of the Corporation and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes), subject to changes resulting from normal year-end audit adjustments, and setting forth in each case in comparative form the figures for the same periods of the previous fiscal year and the budgeted figures for the current periods, all in reasonable detail and signed by the principal financial or accounting officer of the Corporation.

              (b) The Corporation shall, and shall cause its Subsidiaries (if any) to, maintain a system of accounting sufficient to enable the Corporation's independent certified public accountants to render the reports specified in
SECTION 8.2(a).

              (c) The Corporation shall submit to the Board at least 60 days prior to the beginning of each fiscal year, a budget (the "ANNUAL OPERATING BUDGET") for the Corporation and its Subsidiaries (if any) that contains, at least with respect to such fiscal year, annual, quarterly and monthly detail, including, but not limited to, limitations on capital expenditures, operating expenditures and the incurrence of unsecured, secured and aggregate indebtedness, and shall be subject to the approval of the Board.

       8.3.   ADDITIONAL INFORMATION.
              ----------------------

       The Corporation shall deliver or provide to each Investor (i) as soon as practicable after the end of each month and in any event within 45 days thereafter an unaudited consolidated balance sheet and statements of income and cash flow of the Corporation and its Subsidiaries (if any) for such month and for the year to date (in each case compared to the Annual Operating Budget and to the corresponding period of the prior year), (ii) the Annual Operating Budget as soon as practicable prior to the beginning of the next fiscal year,
(iii) other budgets or financial plans prepared by the Corporation and presented to the Board, as soon as they are made available to the Board, (iv) a monthly letter from the management of the Corporation discussing in reasonable detail
(A) the operations of the Corporation for the previous month period and (B) any deviations in the actual performance for the previous month period of the Corporation and its Subsidiaries from the projected performance of the Corporation and its Subsidiaries set forth in the Annual Operating Budget, and
(v) with reasonable promptness, (A) all financial statements, reports, notices and other documents sent by the Corporation to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission, (B) all reports prepared for or delivered to the management of the Corporation and its Subsidiaries by its accountants, and (C) such other information and data, including access to books and records of the Corporation and its Subsidiaries as any such Investor may from time to time reasonably request.

       8.4.   EMPLOYEE COMPENSATION.
              ---------------------

       Within 60 days after the Closing Date, the Corporation shall submit to the Board a compensation plan (the "APPROVED COMPENSATION PLAN") acceptable to the Board, (i) the eligible participants (the "ELIGIBLE PARTICIPANTS") of which shall be limited to the senior management and key employees of the Corporation (as determined by the Board in its sole discretion), (ii) the terms of which shall be consistent with the compensation plans of other software and consulting companies similar in size and development to the Corporation and the commitments made by the Corporation to Eligible Participants prior to the date hereof, and
(iii) which shall provide that all future compensation (including bonuses) to which any Eligible Participant may be entitled (other than pursuant to existing commitments by the Corporation to Eligible Participants) shall be subject to the prior, written approval of the Compensation Committee (as defined in the Stockholders Agreement) in its sole discretion. The Corporation shall not provide any compensation (including bonuses) to any Eligible Participant (whether in respect of such Eligible Participant's services during the Corporation's fiscal year ended December 31, 1996 or any other fiscal year) other than (i) in accordance with either existing commitments by the Corporation to Eligible Participants or the terms and conditions of the Approved Compensation Plan, or (ii) upon the prior approval of the Compensation Committee.

       8.5.   RIGHTS OF INSPECTION.
              --------------------

       Each Investor shall have the right, at its expense, to visit and inspect any of the properties of the Corporation or any of its Subsidiaries and to discuss their affairs, finances and accounts with their officers, all at such reasonable times during normal business hours and as often as may be reasonably requested.

       8.6. INSURANCE.
            ---------

       The Corporation shall use its commercially reasonable efforts, and shall cause its Subsidiaries (if any) to use their commercially reasonable efforts, to obtain within 90 days after the Closing Date and to maintain thereafter such other insurance, including director and officer insurance and error and omission insurance, with such coverages and in such amounts as shall be required to protect such Persons and their respective directors, officers and employees against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the business of the Corporation and its Subsidiaries is conducted under policies issued by national insurers of recognized responsibility.

       8.7.   USE OF PROCEEDS.
              ---------------

       The Corporation shall use the proceeds from the sale of the Insight Preferred Shares in the manner specified in SECTION 3.24.

       8.8.   LITIGATION.
              ----------

       The Corporation, promptly upon becoming aware thereof, shall notify each Investor in writing of any Proceeding in which it or any of its Subsidiaries is involved and which might, if determined adversely, materially and adversely effect the Corporation or any of its Subsidiaries.

       8.9.   COMPLIANCE WITH LAWS.
              --------------------

       The Corporation shall, and shall cause its Subsidiaries (if any), each to, (i) in carrying out its business to comply in all material respects with all Laws applicable to it, its business and the ownership of its assets and (ii) shall obtain and maintain in full force and effect all Permits material to and necessary in the conduct of its business and such Permits shall be maintained in full force and effect.

       8.10.  TAXES.
              -----

       The Corporation shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become an Encumbrance upon its property, unless contested in good faith by proceedings authorized by the Board.

       8.11.  TERMINATION.
              -----------

       Upon the closing of an Initial Public Offering (as defined in the Stockholders Agreement), the provisions of SECTIONS 8.1 through 8.10 shall terminate and shall be of no further force or effect and shall not be binding upon the Corporation.

       SECTION 9. FEES.
                  ----

              (a) The Corporation will pay, and save the Investors harmless against all liability for the payment of, (i) all costs and other expenses incurred from time to time by the Corporation in connection with the Corporation's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable cost and expenses of counsel for the Corporation incurred in connection with the review of this Agreement and the Related Agreements), and
(ii) the costs and expenses incurred by IVP I in connection with the transactions contemplated by this Agreement and the Related Agreements, including fees and charges of O'Sullivan Graev & Karabell, LLP, special counsel to IVP I, for services in connection with the consummation of transactions contemplated by this Agreement and the Related Agreements, which fees and charges relating to the transactions contemplated hereby and thereby shall be paid by the Corporation at the Closing (PROVIDED, HOWEVER, that the Corporation's obligations under this CLAUSE (ii) shall not exceed $30,000).

              (b) The Corporation further agrees that it shall pay, and will save the Investors harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Agreement and the Related Agreements or any modification, amendment or alteration of the terms or provisions of this Agreement or any of the Related Agreements, and that it shall similarly pay and hold the Insight Investors harmless from all issue taxes in respect of the issuance of the Reserved Shares to the Insight Investors.

       SECTION 10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC.
                   -----------------------------------------------------------

              (a) All statements contained in this Agreement, any Related Agreement, any Related Certificate or any other closing certificate (each, an "OTHER CERTIFICATE") delivered by the Corporation to any Investor, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement or any of the Related Agreements shall constitute representations and warranties by the Corporation under this Agreement to the Investors identified as being the subject thereof and shall survive the Closing and the consummation of the transactions contemplated hereby and thereby for a period of 18 months after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties of the Corporation to the Investors set forth in SECTION 3.1 through SECTION 3.5 shall survive indefinitely and the representations and warranties of the Corporation to the Insight Investors set forth in SECTIONS 3.13, 3.15, 3.18 and 3.20 shall survive until the expiration of the respective statutes of limitations applicable to the matters covered thereby.

              (b) All statements contained in this Agreement, any Related Agreement, any Related Certificate or any Other Certificate delivered by any Investor to the Corporation pursuant to this Agreement or in connection with the transactions contemplated by this Agreement or any of the Related Agreements shall constitute representations and warranties by such Investor to the Corporation under this Agreement and shall survive the Closing and the consummation of the transactions contemplated hereby and thereby for a period of 18 months after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties of any Investor to the Corporation set forth in SECTION 4.1 and, in the case of any Existing Investor, SECTION 5, shall survive indefinitely, and the representations and warranties of any Investor to the Corporation set forth in SECTION 4.2 shall survive until the expiration of the respective statutes of limitations applicable to the matters covered thereby.

              (c) All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

              (d) Anything in this Agreement express or implied to the contrary notwithstanding, all (if any) representations and warranties made or deemed made by the Corporation to the Existing Investors under this Agreement, any Related Agreement, any Related Certificate or any other closing certificate (other than pursuant to SECTIONS 3.1 through 3.5 of this Agreement) shall terminate for all purposes upon the Closing.

       SECTION 11. INDEMNIFICATION.
                   ---------------

              (a) The Corporation shall indemnify, defend and hold each Investor harmless against all liability, loss or damage (including diminution in value of the Insight Preferred Shares, CYRK/GPLP Preferred Shares or GPLP Common Shares issued to such Investor pursuant to this Agreement or any Reserved Shares issued upon the conversion of the Insight Preferred Shares), together with all reasonable costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this SECTION 11(a) (collectively, "INVESTOR LOSSES"), (i) subject to SECTION 10, arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Corporation made to such Investor contained in this Agreement or any Related Agreement, Related Certificate or Other Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach, (ii) subject to SECTION 10, arising from the untruth or inaccuracy of any information delivered to such Investor pursuant to the terms of this Agreement or any Related Agreement, Related Certificate or Other Certificate, (iii) arising from the breach of any covenant or agreement of the Corporation contained in this Agreement or any Related Agreement, Related Certificate or Other Certificate or any facts or circumstances constituting such breach, (iv) arising from any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding by a third party (whenever made) arising out of or in connection with
(A) the status or conduct of the Corporation, (B) the execution, performance and delivery of this Agreement or any Related Agreement, Related Certificate or Other Certificate, or (C) any actions taken by or omitted to be taken by any of the Investors in connection with this Agreement or any Related Agreement, Related Certificate or Other Certificate, in each case by virtue of such Investor's acquisition of shares of Preferred Stock or Common Stock or such Investor or any Affiliate thereof acting as an adviser to the Corporation (unless the act or omission giving rise to such Claim resulted primarily out of or was based primarily upon the gross negligence, fraud or willful misconduct of such Investor or Affiliate), or (v) with respect to any liability for any brokers' or finders' fees or compensation owing or alleged to be owing in connection with the transactions contemplated by this Agreement or any of the Related Agreements due to the engagement by, or any other act of, the Corporation.

              (b) Each Investor severally as to itself only and not jointly with or as to any other Investor, shall indemnify, defend and hold the Corporation harmless against all liability, loss or damage, together with all reasonable costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this SECTION 11(b) (collectively, "CORPORATION LOSSES"), arising from (i) the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of such Investor made to the Corporation contained in this Agreement or any Related Agreement, Related Certificate, instrument or other writing delivered by or on behalf of such Investor pursuant to or in connection with the consummation of the transactions contemplated by this Agreement or any of the Related Agreements,
(ii) arising out of or relating to, in the case of GPLP, the GPLP Note, and in the case of CYRK, either of the CYRK Notes, or any promissory note issued by GPLP in connection with the Revolving Credit Agreement dated March 28, 1995 to which GPLP and CYRK are parties, not being canceled or marked "PAID IN FULL".

              (c) Notwithstanding the foregoing provisions of this SECTION 11, (i) the maximum liability of the Corporation to indemnify an Investor pursuant to SECTION 11(a) for all Investor

Losses arising under CLAUSES (I), (II) and (III) of SECTION 11(A) shall not exceed an amount equal to the aggregate Original Issuance Price (as defined in the Amended and Restated Certificate) of the shares of Preferred Stock acquired by such Investor pursuant to this Agreement, plus, in the case of GPLP, $517,500 (but excluding from such amount any Investor Losses arising under CLAUSE (i) of SECTION 11(a) by reason of the untruth, inaccuracy or breach of any of the representations or warranties of the Corporation made to such Investor contained in SECTION 3.5 of this Agreement), and (ii) the maximum liability of any Investor to indemnify the Corporation pursuant to SECTION 11(b) for all Corporation Losses arising under SECTION 11(b) shall not exceed the amount of the maximum liability of the Corporation to indemnify such Investor pursuant to the foregoing CLAUSE (i), plus, in the case of CYRK, $1,000,000.

       SECTION 12. REMEDIES.
                   --------

       The Parties shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or equity, including rights to bring actions for specific performance and injunctive and other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent a breach or any violation of this Agreement. All such rights and remedies shall be cumulative and the existence, assertion, pursuit or exercise of any thereof by a Party shall not preclude the assertion, pursuit or exercise by such Party of any other rights or remedies available to it. Without limiting the generality of the foregoing, the Parties hereby agree that in the event the Corporation fails to convey, in accordance with the provisions of this Agreement, to any Investor any GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares being acquired by such Investor, such Investor's remedy at law may be inadequate. In such event, such Investor shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligation of the Corporation to convey the GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares in accordance with the provisions of this Agreement.

       SECTION 13. SUCCESSORS AND ASSIGNS.
                   ----------------------

       Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Investors and any subsequent holders of GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares and the respective successors and assigns of each of them, so long as they hold GPLP Common Shares, Insight Preferred Shares, CYRK/GPLP Preferred Shares or Reserved Shares.

       SECTION 14. ENTIRE AGREEMENT.
                   ----------------

       This Agreement, together with the Related Agreements, embodies the complete agreement and understanding among the

Parties with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

       SECTION 15. NOTICES.
                   -------

       All notices, consents or other communications which are required or otherwise delivered hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered or sent by telecopier, (ii) sent by nationally recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Corporation, to:

                  Exchange Applications, Inc.
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Telephone:  (617) 737-2244
                  Telecopy: (617) 443-9143
                  Attention: Andrew J. Frawley

               with a copy to:

                  Bingham, Dana & Gould LLP
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Telephone: (617) 951-8866
                  Telecopy: (617) 951-8736
                  Attention: Neil W. Townsend, Esq.

               If to an Investor, to it at its address set forth on SCHEDULE I hereto;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, (ii) on the first Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

       SECTION 16. MODIFICATIONS; AMENDMENTS; AND WAIVERS.
                   --------------------------------------

The terms and provisions of this Agreement may not be modified or amended, nor may any provision applicable to the Investors be waived, except pursuant to a writing signed by the corporation and those investors which or who hold in the aggregate at least 50% of the shares of Series B Preferred Stock issued and sold pursuant to this Agreement and the shares of

Common Stock issued or issuable upon the conversion of the foregoing; Provided, However, that any such modification or amendment that would adversely affect the rights of any Investor (including the Existing Investors) without similarly affecting the rights hereunder of all Investors hereunder shall not be effective as to such Investor without its prior written consent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

       SECTION 17. COUNTERPARTS.
                   ------------

       This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

       SECTION 18. INTERPRETATION CONSTRUCTION.
                   ---------------------------

       The term "THIS AGREEMENT" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "BEST KNOWLEDGE" of any Person means (i) the actual knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professional advisers (including attorneys, accountants and consultants) of the Person who could reasonably be expected to have actual knowledge of the matters in question. When used in the case of the Corporation, the term "BEST KNOWLEDGE" shall include the Best Knowledge of the Corporation and its Subsidiaries (if any). The use in this Agreement of the term "INCLUDING" means "INCLUDING, WITHOUT LIMITATION." The words "HEREIN", "HEREOF", "HEREUNDER", "HEREBY", "HERETO", "HEREINAFTER", and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP.

       SECTION 19. GOVERNING LAW.
                   -------------

       All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule (whether in the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. In furtherance of the foregoing, the internal law of the Commonwealth of Massachusetts will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Notwithstanding the foregoing provisions of this SECTION 19, those provisions of this Agreement that relate to the internal governance of the Corporation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

       SECTION 20. MUTUAL WAIVER OF JURY TRIAL.
                   ---------------------------

            BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

       SECTION 21. COUNTERPARTS.
                   ------------

       This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


                                    * * * * *

       IN WITNESS WHEREOF, each of the undersigned has caused this Securities Purchase Agreement to be executed as of the date first written above.


                                  EXCHANGE APPLICATIONS, INC.



                                  By: /s/ Andrew J. Frawley
                                      ---------------------------------------
                                      Andrew J. Frawley
                                      President

                                  INVESTORS:
                                  ----------

                                  CYRK, INC.



                                  By: /s/ Patrick D. Brady
                                      -----------------------------------------
                                      Name: Patrick D. Brady
                                      Title: President

                                  GRANT & PARTNERS LIMITED PARTNERSHIP

                                  BY: GRANT & PARTNERS, INC.,
                                        its general partner



                                  By: /s/ Allan W.H. Grant
                                      -----------------------------------------
                                      Name: Allan W.H. Grant
                                      Title: President

                                  INSIGHT VENTURE PARTNERS I, L.P.

                                  BY: INSIGHT VENTURE ASSOCIATES, LLC,
                                        its general partner



                                  By: /s/ Jeffrey L. Horing
                                      -----------------------------------------
                                      Jeffrey L. Horing
                                      Managing Member

                                  GAP COINVESTMENT PARTNERS, L.P.



                                  By: /s/ Stephen P. Reynolds
                                      -----------------------------------------
                                      Name: Stephen P. Reynolds
                                      Title: Managing Member

                                  WEXFORD INSIGHT LLC

                                  BY: WEXFORD MANAGEMENT LLC,
                                        its investment manager



                                  By: SIGNATURE UNREADABLE
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   ATTACHMENTS


EXHIBITS
--------

Exhibit  A        -     Certificate of Amendment
Exhibit  B        -     Amendment and Restated Certificate
Exhibit  C        -     Form of Pay-off Agreement
Exhibit  D        -     Form of Registration Rights Agreement
Exhibit  E        -     Form of Stockholders Agreement


SCHEDULES
---------

Schedule 2.3      -     Subject Indebtedness
Schedule 3.1      -     Organization; Good Standing; Qualifications
Schedule 3.1.1    -     Certificate of Incorporation
Schedule 3.1.2    -     By-Laws
Schedule 3.4      -     No Consent or Approval Required
Schedule 3.5      -     Capitalization
Schedule 3.7      -     Financial Statements
Schedule 3.8      -     Absence of Undisclosed Liabilities
Schedule 3.9      -     Events Subsequent to the Latest Balance Sheet
Schedule 3.10     -     Title to Assets, Properties and Rights
Schedule 3.11     -     Intellectual Property
Schedule 3.12     -     Directors, Officers, Employees and Consultants
Schedule 3.14     -     Agreements, Etc.
Schedule 3.15     -     Permits and Orders
Schedule 3.16     -     Labor Relations; Employees
Schedule 3.17     -     Litigation
Schedule 3.18     -     Tax Matters
Schedule 3.19     -     Related Transactions
Schedule 6.9      -     Departing Employees

                                   SCHEDULE I
                                   ----------

                                    INVESTORS


CYRK, Inc.
3 Pond Road
Gloucester, Massachusetts 01930
Telephone: (508) 283-5800
Telecopy:(508) 281-2088
Attention: Ted Axelrod

with a copy to:

Choate, Hall & Stewart
Exchange Place
53 State Street
Boston, Massachusetts 02109-2891
Telephone: (617) 248-5000
Telecopy:  (617) 248-4000
Attention: Robert V. Jahrling, III, Esq.

Grant & Partners Limited Partnership
c/o Grant & Partners, Inc.
150 Federal Street, 27th Floor
Boston, Massachusetts 02110
Telephone: (617) 737-0505
Telecopy:  (617) 330-1399
Attention: Alan Grant

with a copy to:

Choate, Hall & Stewart
Exchange Place
53 State Street
Boston, Massachusetts 02109-2891
Telephone: (617) 248-5000
Telecopy:  (617) 248-4000
Attention: Robert V. Jahrling, III, Esq.

Insight Venture Partners, L.P.
c/o Insight Venture Associates, LLC
411 West Putnam Avenue, Suite 125
Greenwich, Connecticut 06830
Telephone: (203) 862-7054
Telecopy:  (203) 862-7357
Attention: Ramanan Raghavendran
with a copy to:
O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza, 41st Floor
New York, New York  10112
Telephone: (212) 408-2400
Telecopy:  (212) 408-2420
Attention: John J. Suydam, Esq.

GAP Coinvestment Partners, L.P.
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telephone: (203) 629-8600
Telecopy: (203) 622-4099
Attention: Stephen P. Reynolds

Wexford Insight LLC
c/o Wexford Management LLC
411 West Putnam Avenue, Suite 125
Greenwich, Connecticut 06830
Telephone:(203) 862-7028
Telecopy: (203) 862-7328
Attention: Robert Holz

with a copy to:

Wexford Insight LLC
c/o Wexford Management LLC
411 West Putnam Avenue, Suite 125
Greenwich, Connecticut 06830
Telephone:(203) 862-7028
Telecopy: (203) 862-7328
Attention: Howard Sullivan, Esq.